UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2013

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2013, Robert Schroeder was elected to the board of directors of DecisionPoint Systems, Inc. (the “Company”). Mr. Schroeder was nominated to the board of directors by Taglich Brothers, Inc. (“Taglich”), in connection with the Company’s previously disclosed sale of Series E Preferred Stock, for which Taglich acted as placement agent.

 Robert Schroeder, 47, is Vice President of Investment Banking of Taglich and specializes in advisory services and capital raising for small public and private companies. Prior to that, Mr. Schroeder served as Senior Equity Analyst publishing sell-side research on publicly traded companies. Mr. Schroeder has been with Taglich since 1993. Prior to joining Taglich, Mr. Schroeder served in various positions in the brokerage and public accounting industry. Mr. Schroeder received a B.S. degree in accounting and economics from New York University. He currently serves on the board of directors of Air Industries Group, a publicly traded manufacturer of aerospace parts and assemblies and privately held APR LLC, an automotive engineering firm providing performance aftermarket products and software. He also currently serves on the board of publicly-traded Globalwise Investments, Inc., a provider of cloud-based enterprise content management solutions. Mr. Schroeder’s financial knowledge and experience qualifies him to serve on the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: November 21, 2013	By:	/s/ Nicholas Toms
Name: Nicholas Toms
Title: Chief Executive Officer

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